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                                               EXHIBIT 11.1
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                                            Share Computation
                                       Six Months ended June 28, 1997

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

                                                                                COMMON STOCK
                                                            -----------------------------------------------------
                                                                                                      WEIGHTED
                                               PREFERRED                               TOTAL LESS      AVERAGE
                                                 STOCK         TOTAL       TREASURY     TREASURY       SHARES
                                              ------------  ------------  ----------  ------------  -------------
Shares outstanding at December 28, 1997.....         4,220    18,074,120    (341,341)   17,732,779     17,732,779
Treasury shares purchased...................                                                     0
Exercise of warrants........................                                                     0
Exercise of stock options...................                   2,662,500                 2,662,500        453,503
Preferred stock sold........................                                                     0
Common stock sold...........................                                                     0
Common stock issued to settle Class Action..                  14,226,111                14,226,111      4,142,769
                                              ------------  ------------  ----------  ------------  -------------
Shares outstanding at June 28, 1997.........         4,220    34,962,731    (341,341)   34,621,390     22,329,050
                                              ------------  ------------  ----------  ------------  -------------
                                              ------------  ------------  ----------  ------------  -------------
Net (Loss)..................................                                                        $  (1,902,000)
Weighted average shares.....................                                                           22,329,050
(Loss) per share............................                                                        ($       0.09)
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